                                                                    EXHIBIT a.30

                       AMERICAN CENTURY MUTUAL FUNDS, INC.
                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal
Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation has (i) established a new series of shares titled Focused Growth Fund and (ii) increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the Corporation has authority to issue in accordance with Section 2-105(c)
of the Maryland General Corporation Law (the "Reallocation").

     THIRD: Immediately prior to the Reallocation the Corporation had the authority to issue Eleven Billion One Hundred Million (11,100,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Eleven Billion One Hundred Million (11,100,000,000) shares of capital stock.

     FOURTH: The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH: Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was One Hundred
Eleven Million Dollars ($111,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is One Hundred Eleven Million Dollars ($111,000,000).

     SIXTH: Immediately prior to the establishment of the new series and the
Reallocation, the fourteen (14) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

SERIES                            NO. OF SHARES          AGGREGATE PAR VALUE
------                            -------------          -------------------
Growth Fund                       1,290,000,000                  $12,900,000
Select Fund                         600,000,000                    6,000,000
Ultra Fund                        4,150,000,000                   41,500,000
Vista Fund                        1,190,000,000                   11,900,000
Heritage Fund                       640,000,000                    6,400,000
Giftrust Fund                       200,000,000                    2,000,000
Balanced Fund                       265,000,000                    2,650,000
New Opportunities Fund              300,000,000                    3,000,000
Capital Value Fund                  215,000,000                    2,150,000
Veedot Fund                         300,000,000                    3,000,000
Veedot Large-Cap Fund               300,000,000                    3,000,000
New Opportunities II Fund           400,000,000                    4,000,000
Capital Growth Fund                 300,000,000                    3,000,000
Fundamental Equity Fund             150,000,000                    1,500,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

     SEVENTH: Immediately prior to the establishment of the new series and the
Reallocation, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                                   AGGREGATE
SERIES NAME                     CLASS NAME       NO. OF SHARES     PAR VALUE
-----------                     ----------       -------------     ---------
Growth Fund                     Investor           800,000,000    $8,000,000
                                Institutional      130,000,000     1,300,000
                                Service                      0             0
                                Advisor            210,000,000     2,100,000
                                R                   50,000,000       500,000
                                C                  100,000,000     1,000,000

Select Fund                     Investor           360,000,000     3,600,000
                                Institutional       40,000,000       400,000
                                Service                      0             0
                                Advisor            100,000,000     1,000,000
                                A                   25,000,000       250,000
                                B                   25,000,000       250,000
                                C                   25,000,000       250,000
                                C II                25,000,000       250,000

Ultra Fund                      Investor         3,500,000,000    35,000,000
                                Institutional      200,000,000     2,000,000
                                Service                      0             0
                                Advisor            300,000,000     3,000,000
                                R                   50,000,000       500,000
                                C                  100,000,000     1,000,000

Vista Fund                      Investor           800,000,000     8,000,000
                                Institutional       80,000,000       800,000
                                Service                      0             0
                                Advisor            210,000,000     2,100,000
                                C                  100,000,000     1,000,000

Heritage Fund                   Investor           400,000,000     4,000,000
                                Institutional       40,000,000       400,000
                                Service                      0             0
                                Advisor            100,000,000     1,000,000
                                C                  100,000,000     1,000,000

Giftrust Fund                   Investor           200,000,000     2,000,000

                                                                   AGGREGATE
SERIES NAME                     CLASS NAME       NO. OF SHARES     PAR VALUE
-----------                     ----------       -------------     ---------
Balanced Fund                   Investor           200,000,000     2,000,000
                                Institutional       15,000,000       150,000
                                Service                      0             0
                                Advisor             50,000,000       500,000

New Opportunities Fund          Investor           300,000,000     3,000,000

Capital Value Fund              Investor           150,000,000     1,500,000
                                Institutional       15,000,000       150,000
                                Advisor             50,000,000       500,000

Veedot Fund                     Investor           200,000,000     2,000,000
                                Institutional       50,000,000       500,000
                                Advisor             50,000,000       500,000

Veedot Large-Cap Fund           Investor           200,000,000     2,000,000
                                Institutional       50,000,000       500,000
                                Advisor             50,000,000       500,000

New Opportunities II Fund       Investor           250,000,000     2,500,000
                                Institutional       50,000,000       500,000
                                A                   25,000,000       250,000
                                B                   25,000,000       250,000
                                C                   25,000,000       250,000
                                C II                25,000,000       250,000

Capital Growth Fund             A                  100,000,000     1,000,000
                                B                  100,000,000     1,000,000
                                C                  100,000,000     1,000,000

Fundamental Equity Fund         A                   50,000,000       500,000
                                B                   50,000,000       500,000
                                C                   50,000,000       500,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation has allocated Ten Billion
Three Hundred Sixty Million (10,360,000,000) shares of the Eleven Billion One
Hundred Million (11,100,000,000) shares of authorized capital stock of the
Corporation. As a result of the action taken by the Board of Directors referenced in Article SECOND of these Articles Supplementary, the fifteen (15)
Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

SERIES                          NO. OF SHARES            AGGREGATE PAR VALUE
------                          -------------            -------------------
Growth Fund                     1,310,000,000                    $13,100,000
Select Fund                       615,000,000                      6,150,000
Ultra Fund                      4,150,000,000                     41,500,000
Vista Fund                      1,190,000,000                     11,900,000
Heritage Fund                     640,000,000                      6,400,000
Giftrust Fund                     200,000,000                      2,000,000
Balanced Fund                     265,000,000                      2,650,000
New Opportunities Fund            300,000,000                      3,000,000
Capital Value Fund                265,000,000                      2,650,000
Veedot Fund                       300,000,000                      3,000,000
Veedot Large-Cap Fund                       0                              0
New Opportunities II Fund         375,000,000                      3,750,000
Capital Growth Fund               300,000,000                      3,000,000
Fundamental Equity Fund           150,000,000                      1,500,000
Focused Growth Fund               300,000,000                      3,000,000

     NINTH: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the fifteen (15) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                      AGGREGATE
SERIES NAME                    CLASS NAME        NO. OF SHARES        PAR VALUE
-----------                    ----------        -------------        ---------
Growth Fund                    Investor            800,000,000       $8,000,000
                               Institutional       150,000,000        1,500,000
                               Service                       0                0
                               Advisor             210,000,000        2,100,000
                               R                    50,000,000          500,000
                               C                   100,000,000        1,000,000

Select Fund                    Investor            400,000,000        4,000,000
                               Institutional        40,000,000          400,000
                               Service                       0                0
                               Advisor             100,000,000        1,000,000
                               A                    25,000,000          250,000
                               B                    25,000,000          250,000
                               C                    25,000,000          250,000
                               C II                          0                0

                                                                      AGGREGATE
SERIES NAME                    CLASS NAME        NO. OF SHARES        PAR VALUE
-----------                    ----------        -------------        ---------
Ultra Fund                     Investor          3,500,000,000       35,000,000
                               Institutional       200,000,000        2,000,000
                               Service                       0                0
                               Advisor             300,000,000        3,000,000
                               R                    50,000,000          500,000
                               C                   100,000,000        1,000,000

Vista Fund                     Investor            800,000,000        8,000,000
                               Institutional        80,000,000          800,000
                               Service                       0                0
                               Advisor             210,000,000        2,100,000
                               C                   100,000,000        1,000,000

Heritage Fund                  Investor            400,000,000        4,000,000
                               Institutional        40,000,000          400,000
                               Service                       0                0
                               Advisor             100,000,000        1,000,000
                               C                   100,000,000        1,000,000

Giftrust Fund                  Investor            200,000,000        2,000,000

Balanced Fund                  Investor            200,000,000        2,000,000
                               Institutional        15,000,000          150,000
                               Service                       0                0
                               Advisor              50,000,000          500,000

New Opportunities Fund         Investor            300,000,000        3,000,000

Capital Value Fund             Investor            200,000,000        2,000,000
                               Institutional        15,000,000          150,000
                               Advisor              50,000,000          500,000

Veedot Fund                    Investor            200,000,000        2,000,000
                               Institutional        50,000,000          500,000
                               Advisor              50,000,000          500,000

Veedot Large-Cap Fund          Investor                      0                0
                               Institutional                 0                0
                               Advisor                       0                0

                                                                      AGGREGATE
SERIES NAME                    CLASS NAME       NO. OF SHARES         PAR VALUE
-----------                    ----------       -------------         ---------
New Opportunities II Fund      Investor           250,000,000         2,500,000
                               Institutional       50,000,000           500,000
                               A                   25,000,000           250,000
                               B                   25,000,000           250,000
                               C                   25,000,000           250,000
                               C II                         0                 0

Capital Growth Fund            A                  100,000,000         1,000,000
                               B                  100,000,000         1,000,000
                               C                  100,000,000         1,000,000

Fundamental Equity Fund        A                   50,000,000           500,000
                               B                   50,000,000           500,000
                               C                   50,000,000           500,000

Focused Growth Fund            Investor           300,000,000         3,000,000

     TENTH: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these
Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this
13th day of January, 2005.

ATTEST:                                 AMERICAN CENTURY MUTUAL FUNDS, INC.

/s/ Otis H. Cowan                       /s/ Charles A. Etherington
------------------------------------    ---------------------------------------
Name:  Otis H. Cowan                    Name:   Charles A. Etherington
Title: Assistant Secretary              Title:  Vice President

     THE UNDERSIGNED Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC., who
executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles
Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  January 13, 2005                /s/ Charles A. Etherington
                                        ---------------------------------------
                                        Charles A. Etherington, Vice President